EXHIBIT 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:

November 16, 2004

Contact: Emanuel Chirico

Executive Vice President & Chief Financial Officer

(212) 381-3503

www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION REPORTS

2004 THIRD QUARTER RESULTS

  Third Quarter EPS Ahead of Guidance

  Earnings Exceed First Call Consensus Estimate by 18%

  Full Year EPS Guidance Increased

Phillips-Van Heusen Corporation reported 2004 third quarter net income of $26.7 million, or $0.52 per diluted common share, which compares with the prior year's third quarter net income of $17.0 million, or $0.34 per diluted common share. Excluding restructuring and other items, net income in the current year's third quarter improved to $30.6 million, or $0.59 per diluted common share, which was $0.09 or 18% ahead of the Company's previous earnings guidance and the First Call consensus estimate, and was an improvement of 37% over last year. Excluding restructuring and other items, net income in the prior year's third quarter was $21.5 million, or $0.43 per diluted common share.

For the nine months, net income in the current year was $41.3 million, or $0.79 per diluted common share, which compares with net income for the prior year's nine months of $23.9 million, or $0.30 per diluted common share. Excluding restructuring and other items, net income for the current year's nine months improved to $55.9 million, or $1.09 per diluted common share, which was an improvement of 28% over last year. Excluding restructuring and other items, net income for the prior year's nine months was $40.9 million, or $0.85 per diluted common share.

Restructuring and other items in the current year include the costs of (i) exiting the wholesale footwear business and relocating the Company's retail footwear operations, (ii) closing underperforming retail outlet stores, and (iii) debt extinguishment associated with the Company's debt refinancing in February 2004. Restructuring and other items in the prior year include (i) the operating losses of certain Calvin Klein businesses which the Company has closed or licensed, and associated costs in connection therewith, (ii) the costs of certain duplicative personnel and facilities incurred during the integration of various logistical and back office functions in connection with the Calvin Klein acquisition, and (iii) the gain resulting from the Company's sale of its minority interest in Gant Company AB in the second quarter of 2003. (Please see Consolidated Income Statements and Segment Data for a reconciliation of GAAP amounts to non-GAAP financial measures.)

The improvement in third quarter net income, excluding restructuring and other items, was due to earnings increases in both of the Company's business segments. Operating earnings for the Apparel and Related Products segment increased 30% over the prior year due principally to the continued strong performance of the Company's wholesale apparel business and improvement in the Company's retail outlet business. The Calvin Klein Licensing segment recorded a 40% increase in operating earnings over the prior year due to growth exhibited by new and existing licensees.

Total revenues in the third quarter increased 4% to $473.5 million from $453.6 million in the prior year. The prior year's third quarter includes revenues of $13.7 million from the wholesale footwear business and $6.3 million from the Calvin Klein wholesale collection apparel business. The Company exited these businesses by licensing them to third parties as of the end of fiscal 2003. Excluding these businesses, revenues increased 9% over the prior year. This increase was driven by the Calvin Klein licensing and Calvin Klein sportswear businesses, as well as the Company's other sportswear businesses.

For the nine month period, total revenues were $1,227.6 million, an increase of 1% from the prior year amount of $1,212.5 million. The prior year's nine month period includes revenues of $49.0 million from the wholesale footwear business and $16.4 million from the Calvin Klein wholesale collection apparel business. Excluding these businesses exited as of the end of fiscal 2003, revenues increased 7% over the prior year.

Commenting on these results, Bruce J. Klatsky, Chairman and Chief Executive Officer, noted, "We are extremely pleased with our third quarter results. Strong revenue and earnings growth exhibited by both of our business segments enabled our earnings to be well ahead of our previous earnings guidance. The earnings growth in our Apparel segment was driven by increased revenue and higher gross margins due to more full priced selling and the introduction of the higher margin Calvin Klein better men's sportswear line. In addition, the improvement in our existing retail business, and the closing of underperforming retail outlet stores, coupled with the limited rollout of Calvin Klein retail outlet stores in premium outlet malls, enabled us to achieve earnings growth in our retail outlet business. Our Calvin Klein Licensing segment benefited from revenue increases from existing licensees, as well as the growth initiatives we have undertaken."

Mr. Klatsky continued, "Our strategy of maximizing the growth opportunities for Calvin Klein and our existing wholesale dress shirt and sportswear businesses has enabled us to once again achieve strong earnings growth. The launch of our Calvin Klein better men's sportswear line and the Calvin Klein better women's sportswear line, licensed to a joint venture formed by Kellwood and GAV, continue to perform well and contributed to our revenue and earnings increases. We also remain excited about our four new dress shirt licensing agreements: BCBG Max Azria and MICHAEL Michael Kors which were launched in the second quarter of this year, as well as Chaps and SEAN JOHN, which will principally begin shipping in the fourth quarter of this year."

Mr. Klatsky concluded, "Given our third quarter results, we are raising our 2004 earnings per share guidance (excluding restructuring and other items) to $1.29 to $1.30, with fourth quarter earnings of $0.15 to $0.16 per share. Including restructuring and other items, we anticipate that GAAP earnings per share in 2004 will be $0.88 to $0.89, with fourth quarter GAAP earnings per share of $0.10 to $0.11. We are increasing our 2004 revenue guidance to a range of $1.650 billion to $1.660 billion, which represents an increase of approximately 5% - 6% over 2003. Revenue growth in

2004 is being driven by Calvin Klein and our wholesale apparel businesses, partially offset by the exiting of the wholesale footwear business and the retail store closing program. (Please see reconciliation of GAAP to non-GAAP earnings per share estimates). Looking beyond this year, we continue to be very comfortable in our ability to grow earnings at 15% to 20% per year while our revenues grow 5% to 6% per year.

The Company webcasts its conference calls to review its earnings releases. The Company's conference call to review its third quarter earnings release is scheduled for Wednesday, November 17, 2004 at 11:00 a.m. EST. Please log on either to our web site at www.pvh.com and go to the News Release page or to CCBN's website at www.companyboardroom.com to listen to the live webcast of the conference call. The webcast will be available for replay for one year after it is held, commencing approximately two hours after the live broadcast ends. Please log on to www.pvh.com or www.companyboardroom.com as described above to listen to the replay. In addition, an audio replay of the conference call is available for 48 hours starting one hour after it is held. The replay of the conference call can be accessed by calling 1-888-203-1112 and using passcode # 825516. The conference call and webcast consist of copyrighted material. They may not be re-recorded, reproduced, retransmitted, rebroadcast or otherwise used without the Company's express written permission. Your participation represents your consent to these terms and conditions, which are governed by New York law.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release and made during the conference call / webcast, including, without limitation, statements relating to the Company's future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company's apparel and related products, both to its wholesale customers and in its retail stores, and the levels of sales of the Company's licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends and other factors; (iii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory, including the Company's ability to realize revenue growth from developing and growing Calvin Klein; (iv) the Company's operations and results could be affected by quota restrictions (which, among other things, could limit the Company's ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company's ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company's products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing or political and labor instability in the United States or any of the countries where the Company's products are or are planned to be produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity's or the Company's existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of the Company's licensees to market successfully licensed products or to preserve the value of the Company's brands, or their misuse of the Company's brands and (viii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

This press release includes, and the conference call/webcast will include, certain non-GAAP financial measures, as defined under SEC rules. A reconciliation of these measures is included in the financial information later in this release, as well as in the Company's Current Reports on Form 8-K filed with the SEC in connection with its earnings releases.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events or otherwise.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)
	Quarter Ended			Quarter Ended
	10/31/04			11/2/03
			Results			Results
			Excluding			Excluding
	Results	Restructuring	Restructuring	Results	Restructuring	Restructuring
	Under	and Other	and Other	Under	and Other	and Other
	GAAP	Items (1)	Items(1)	GAAP	Items(2)	Items(2)

Net sales	$422,652		$422,652	$416,117	$ 6,267	$409,850
Royalty and other revenues	50,804		50,804	37,480		37,480
Total revenues	$473,456		$473,456	$453,597	$ 6,267	$447,330

Gross profit on net sales	$159,108		$159,108	$140,845	$ (2,441)	$143,286
Gross profit on royalty and
other revenues	50,804		50,804	37,480		37,480
Total gross profit	209,912		209,912	178,325	(2,441)	180,766

Selling, general and
administrative expenses	160,408	$ 5,950	154,458	142,655	3,589	139,066

Earnings before interest
and taxes	49,504	(5,950)	55,454	35,670	(6,030)	41,700

Interest expense, net	8,365		8,365	9,184		9,184

Pre-tax income	41,139	(5,950)	47,089	26,486	(6,030)	32,516

Income tax expense	14,398	(2,082)	16,480	9,452	(1,604)	11,056

Net income	26,741	(3,868)	30,609	17,034	(4,426)	21,460

Preferred stock dividends	5,280		5,280	5,177		5,177

Net income available to
common stockholders	$ 21,461	$ (3,868)	$ 25,329	$ 11,857	$ (4,426)	$ 16,283

Basic net income per
common share(3)	$ 0.69		$ 0.82	$ 0.39		$ 0.54

Diluted net income per
common share(3)	$ 0.52		$ 0.59	$ 0.34		$ 0.43

(1) Restructuring and other items for the quarter ended October 31, 2004 include the pre-tax costs associated with (a) licensing the Bass brand for wholesale distribution of footwear to Brown Shoe Company and exiting the wholesale footwear business and relocating the Company's retail footwear operations and (b) closing underperforming retail outlet stores.

(2) Restructuring and other items for the quarter ended November 2, 2003 include (a) the operating losses of certain Calvin Klein businesses which the Company has closed or licensed, and associated costs in connection therewith and (b) the costs of certain duplicative personnel and facilities incurred during the integration of various logistical and back office functions in connection with the acquisition of Calvin Klein.

(3) Please see the Notes to Consolidated Income Statements for a reconciliation of basic and diluted net income per common share.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)
	Nine Months Ended			Nine Months Ended
	10/31/04			11/2/03
			Results			Results
			Excluding			Excluding
	Results	Restructuring	Restructuring	Results	Restructuring	Restructuring
	Under	and Other	and Other	Under	and Other	and Other
	GAAP	Items (1)	Items(1)	GAAP	Items(2)	Items(2)

Net sales	$1,095,367		$1,095,367	$1,104,863	$ 16,396	$1,088,467
Royalty and other revenues	132,251		132,251	107,608		107,608
Total revenues	$1,227,618		$1,227,618	$1,212,471	$ 16,396	$1,196,075

Gross profit on net sales	$ 420,950		$ 420,950	$ 386,233	$ (3,388)	$ 389,621
Gross profit on royalty and
other revenues	132,251		132,251	107,608		107,608
Total gross profit	553,201		553,201	493,841	(3,388)	497,229

Selling, general and
administrative expenses	454,883	$ 13,095	441,788	432,817	24,967	407,850

Gain on sale of investment				3,496	3,496

Earnings before interest
and taxes	98,318	(13,095)	111,413	64,520	(24,859)	89,379

Interest expense, net	34,743	9,374	25,369	27,410		27,410

Pre-tax income	63,575	(22,469)	86,044	37,110	(24,859)	61,969

Income tax expense	22,251	(7,864)	30,115	13,252	(7,818)	21,070

Net income	41,324	(14,605)	55,929	23,858	(17,041)	40,899

Preferred stock dividends	15,841		15,841	14,746		14,746

Net income available to
common stockholders	$ 25,483	$(14,605)	$ 40,088	$ 9,112	$(17,041)	$ 26,153

Basic net income per
common share(3)	$ 0.82		$ 1.30	$ 0.30		$ 0.87

Diluted net income per
common share(3)	$ 0.79		$ 1.09	$ 0.30		$ 0.85

(1) Restructuring and other items for the nine months ended October 31, 2004 include the following:

  Pre-tax costs of $13.1 million associated with (a) licensing the Bass brand for wholesale distribution of footwear to Brown Shoe Company and exiting the wholesale footwear business and relocating the Company's retail footwear operations and (b) closing underperforming retail outlet stores.

  Pre-tax debt extinguishment costs of $9.4 million associated with the Company's debt refinancing in February, 2004.

(2) Restructuring and other items for the nine months ended November 2, 2003 include (a) the operating losses of certain Calvin Klein businesses which the Company has closed or licensed, and associated costs in connection therewith; (b) the costs of certain duplicative personnel and facilities incurred during the integration of various logistical and back office functions in connection with the acquisition of Calvin Klein and (c) the gain on the sale of the Company's minority interest in Gant Company AB.

(3) Please see the Notes to Consolidated Income Statements for a reconciliation of basic and diluted net income per common share.

Notes to Consolidated Income Statements:

1. The Company believes presenting its results excluding restructuring and other items provides useful information to investors because many investors make decisions based on the ongoing operations of an enterprise. The Company believes that investors often look at ongoing operations as a measure of assessing performance and as a basis for comparing past results against future results. The Company uses its results excluding restructuring and other items to discuss its business with investment institutions, the Company's Board of Directors and others. Such results are also the basis for certain incentive compensation calculations.

2. The Company computed its basic and diluted net income per common share as follows:

(In thousands, except per share data)
	Quarter Ended		Quarter Ended
	10/31/04		11/2/03
		Results		Results
		Excluding		Excluding
	Results	Restructuring	Results	Restructuring
	Under	and Other	Under	and Other
	GAAP	Items	GAAP	Items

Net income	$26,741	$30,609	$17,034	$21,460

Less: Preferred stock dividends	5,280	5,280	5,177	5,177

Net income available to
common stockholders for basic
net income per common share	21,461	25,329	11,857	16,283

Add back preferred stock dividends	5,280	5,280	5,177	5,177

Net income available to common
stockholders for diluted net
income per common share	$26,741	$30,609	$17,034	$21,460

Weighted average common shares
outstanding for basic net income
per common share	31,066	31,066	30,398	30,398

Impact of dilutive stock options	1,635	1,635	787	787

Impact of assumed preferred
stock conversion	18,910	18,910	18,541	18,541

Total shares for diluted net income
per common share	51,611	51,611	49,726	49,726

Basic net income per
common share	$ 0.69	$ 0.82	$ 0.39	$ 0.54

Diluted net income per
common share	$ 0.52	$ 0.59	$ 0.34	$ 0.43

	Nine Months Ended		Nine Months Ended
	10/31/04		11/2/03
		Results		Results
		Excluding		Excluding
	Results	Restructuring	Results	Restructuring
	Under	and Other	Under	and Other
	GAAP	Items	GAAP	Items

Net income	$41,324	$55,929	$23,858	$40,899

Less: Preferred stock dividends	15,841	15,841	14,746	14,746

Net income available to
common stockholders for basic
net income per common share	25,483	40,088	9,112	26,153

Add back preferred stock dividends		15,841		14,746

Net income available to common
stockholders for diluted net
income per common share	$25,483	$55,929	$ 9,112	$40,899

Weighted average common shares
outstanding for basic net income
per common share	30,889	30,889	30,228	30,228

Impact of dilutive stock options	1,418	1,418	521	521

Impact of assumed preferred
stock conversion		18,910		17,603

Total shares for diluted net income
per common share	32,307	51,217	30,749	48,352

Basic net income per
common share	$ 0.82	$ 1.30	$ 0.30	$ 0.87

Diluted net income per
common share	$ 0.79	$ 1.09	$ 0.30	$ 0.85

The sum of the first three quarters diluted net income per common share does not equal the year-to-date total due to applying the if- converted method to the Company's convertible redeemable preferred stock.

3. EBITDA is a "non-GAAP financial measure" which represents net income before net interest expense, income taxes, depreciation and amortization. EBITDA is provided because the Company believes it is an important measure of liquidity. The Company uses EBITDA in connection with certain covenants relating to the Company's outstanding debt. You should not construe EBITDA as an alternative to net income as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities as a measure of the Company's liquidity, as determined in accordance with generally accepted accounting principles. The Company may calculate EBITDA differently than other companies. Net income is reconciled to EBITDA as follows:

	Quarter Ended			Quarter Ended
	10/31/04			11/2/03
			Results			Results
			Excluding			Excluding
	Results	Restructuring	Restructuring	Results	Restructuring	Restructuring
	Under	and Other	and Other	Under	and Other	and Other
	GAAP	Items	Items	GAAP	Items	Items
($000)
Net income	$26,741	$(3,868)	$30,609	$17,034	$(4,426)	$21,460
Plus:
Income tax expense	14,398	(2,082)	16,480	9,452	(1,604)	11,056
Interest expense, net	8,365		8,365	9,184		9,184
Depreciation and amortization	6,539		6,539	6,872		6,872
EBITDA	$56,043	$(5,950)	$61,993	$42,542	$(6,030)	$48,572

	Nine Months Ended			Nine Months Ended
	10/31/04			11/2/03
			Results			Results
			Excluding			Excluding
	Results	Restructuring	Restructuring	Results	Restructuring	Restructuring
	Under	and Other	and Other	Under	and Other	and Other
	GAAP	Items	Items	GAAP	Items	Items
($000)
Net income	$ 41,324	$(14,605)	$ 55,929	$23,858	$(17,041)	$ 40,899
Plus:
Income tax expense	22,251	(7,864)	30,115	13,252	(7,818)	21,070
Interest expense, net	34,743	9,374	25,369	27,410		27,410
Depreciation and amortization	20,645		20,645	20,543		20,543
EBITDA	$118,963	$(13,095)	$132,058	$85,063	$(24,859)	$109,922

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Balance Sheets

(In thousands)
	October 31,	November 2,
	2004	2003
ASSETS
Current Assets:
Cash and Cash Equivalents	$ 94,303	$ 82,087
Receivables	160,213	184,021
Inventories	242,671	233,412
Other, including deferred taxes of $17,164 and $27,454	33,218	43,523
Total Current Assets	530,405	543,043
Property, Plant and Equipment	146,263	142,364
Goodwill and Other Intangible Assets	802,224	782,097
Other	30,378	25,126
	$1,509,270	$1,492,630

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts Payable and Accrued Expenses	$ 194,947	$ 189,460
Other Liabilities, including deferred taxes of $199,905
and $198,378	327,145	330,396
Long-Term Debt	399,510	399,076
Series B Convertible Redeemable Preferred Stock	264,746	264,746
Stockholders' Equity	322,922	308,952
	$1,509,270	$1,492,630

PHILLIPS-VAN HEUSEN CORPORATION

Segment Data

(In thousands)
	Quarter Ended			Quarter Ended
	10/31/04			11/2/03
			Results		Results
			Excluding		Excluding
	Results	Restructuring	Restructuring	Results	Restructuring	Restructuring
	Under	and Other	and Other	Under	and Other	and Other
	GAAP	Items	Items	GAAP	Items	Items

Revenues - Apparel and Related Products
Net sales	$420,117		$420,117	$406,420		$406,420
Royalty and other revenues	5,094		5,094	3,368		3,368
Total	425,211		425,211	409,788		409,788

Revenues - Calvin Klein Licensing
Net sales	2,535		2,535	9,697	$ 6,267	3,430
Royalty and other revenues	45,710		45,710	34,112		34,112
Total	48,245		48,245	43,809	6,267	37,542

Total Revenues
Net sales	422,652		422,652	416,117	6,267	409,850
Royalty and other revenues	50,804		50,804	37,480		37,480
Total	$473,456		$473,456	$453,597	$ 6,267	$447,330

Operating earnings - Apparel
and Related Products	$ 41,555	$ (5,950)	$ 47,505	$ 36,681		$ 36,681

Operating earnings -
Calvin Klein Licensing	15,261		15,261	4,895	$ (6,030)	10,925

Corporate expenses	7,312		7,312	5,906		5,906

Earnings before
interest and taxes	$ 49,504	$ (5,950)	$ 55,454	$ 35,670	$ (6,030)	$ 41,700

PHILLIPS-VAN HEUSEN CORPORATION

Segment Data

(In thousands)
	Nine Months Ended			Nine Months Ended
	10/31/04			11/2/03
			Results			Results
			Excluding			Excluding
	Results	Restructuring	Restructuring	Results	Restructuring	Restructuring
	Under	and Other	and Other	Under	and Other	and Other
	GAAP	Items	Items	GAAP	Items	Items

Revenues - Apparel and Related Products
Net sales	$1,086,981		$1,086,981	$1,077,864		$1,077,864
Royalty and other revenues	13,907		13,907	10,903		10,903
Total	1,100,888		1,100,888	1,088,767		1,088,767

Revenues - Calvin Klein Licensing
Net sales	8,386		8,386	26,999	$ 16,396	10,603
Royalty and other revenues	118,344		118,344	96,705		96,705
Total	126,730		126,730	123,704	16,396	107,308

Total Revenues
Net sales	1,095,367		1,095,367	1,104,863	16,396	1,088,467
Royalty and other revenues	132,251		132,251	107,608		107,608
Total	$1,227,618		$1,227,618	$1,212,471	$ 16,396	$1,196,075

Operating earnings - Apparel
and Related Products	$ 80,637	$(13,095)	$ 93,732	$ 74,870		$ 74,870

Operating earnings -
Calvin Klein Licensing	40,722		40,722	6,010	$(28,355)	34,365

Corporate expenses(1)	23,041		23,041	16,360	(3,496)	19,856

Earnings before
interest and taxes	$ 98,318	$(13,095)	$ 111,413	$ 64,520	$(24,859)	$ 89,379

(1) Corporate expenses under GAAP for the nine months ended November 2, 2003 are net of the $3,496 pre-tax Gant gain.

PHILLIPS-VAN HEUSEN CORPORATION

Reconciliation of GAAP to non-GAAP 2004 Earnings Per Share Estimates

2004 Full Year

Estimated diluted net income
per common share under GAAP	$0.88 - $0.89

Will be classified as Operating Expenses:
Add back estimated pre-tax costs of $16 million associated with (a) closing underperforming retail outlet stores and (b) exiting the wholesale footwear business and relocating the Company's retail footwear operations	0.32

Will be classified as Interest Expense:
Add back $9.4 million (pre-tax) of debt extinguishment costs associated with the refinancing of the Company's 9 1/2% senior subordinated notes	0.19

Effect of preferred stock conversion:
2004 full year non-GAAP EPS estimate assumes conversion of the Company's preferred stock. 2004 full year GAAP EPS estimate does not assume conversion of the Company's preferred stock because such assumption would be antidilutive to the GAAP EPS computation	(0.10)

Estimated diluted net income per common share
excluding the above items (non-GAAP)	$1.29 - $1.30

2004 Fourth Quarter

Estimated diluted net income
per common share under GAAP	$0.10 - $0.11

Will be classified as Operating Expenses:
Add back estimated pre-tax costs of $3 million associated with (a) closing underperforming retail outlet stores and (b) exiting the wholesale footwear business and relocating the Company's retail footwear operations	0.05

Estimated diluted net income per common share
excluding the above items (non-GAAP)	$0.15 - $0.16

Note: 2004 fourth quarter non-GAAP and GAAP EPS estimates do not assume conversion of the Company's preferred stock because such assumption would be antidilutive to both the non-GAAP and GAAP EPS computations.

PHILLIPS-VAN HEUSEN CORPORATION

Reconciliation of 2004 EBITDA Estimate

The Company's 2004 full year EBITDA estimate is $164.2-$168.2 million, excluding restructuring and other items relating to licensing the Bass brand for wholesale distribution of footwear to Brown Shoe Company, exiting the wholesale footwear business and relocating the Company's retail footwear operations, closing underperforming retail outlet stores and debt extinguishment costs associated with its recent bond refinancing. EBITDA is a "non-GAAP financial measure" which represents net income before net interest expense, income taxes, depreciation and amortization. EBITDA is provided because the Company believes it is an important measure of liquidity. The Company uses EBITDA in connection with certain covenants relating to the Company's outstanding debt. EBITDA should not be construed as an alternative to net income as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities as a measure of the Company's liquidity, as determined in accordance with generally accepted accounting principles. The Company may calculate EBITDA differently than other companies. Set forth below is the Company's reconciliation of net income to EBITDA of $166.2 million which is the midpoint of the range provided. It is not possible to provide a reconciliation for the entire range without unreasonable effort due to the number of elements which comprise EBITDA, including net income, income taxes, net interest expense and depreciation and amortization, each of which is subject to a range of estimates.
			Estimated
			Results
	Estimated	Estimated	Excluding
	Results	Restructuring	Restructuring
(In $000's)	Under	and Other	and Other
	GAAP	Items	Items

Net income	$ 50,500	$(16,500)	$ 67,000

Plus:
Income tax expense	27,100	(8,900)	36,000
Interest expense, net	43,100	9,400	33,700
Depreciation and amortization	29,500		29,500
EBITDA	$150,200	$(16,000)	$166,200